UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 13, 2015

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street

Cincinnati, Ohio 45202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2015, Convergys Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Company’s existing accounts receivable securitization facility (the “Receivables Purchase Agreement”) with Liberty Street Funding LLC, The Bank of Nova Scotia, as a Purchaser and as Scotiabank Group Agent, and Wells Fargo Bank, N.A., individually as a Purchaser and as Administrative Agent, that changes the financial covenants contained in the Receivables Purchase Agreement so that they are substantially similar to the financial covenants contained in the Company’s $650,000,000 Credit Agreement dated as of February 28, 2014 by and among the Company, the lenders party thereto and certain other entities. As part of the Amendment of the Receivables Purchase Agreement, the maximum Debt/EBITDA ratio increased from 2.75x to 3.0x, and the definitions of the component elements of the ratio were modified.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Amendment No. 7 to Receivables Purchase Agreement dated as of March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Name: Jarrod B. Pontius
Title: Senior Vice President, Deputy General Counsel and Secretary

Dated: March 16, 2015

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Amendment No. 7 to Receivables Purchase Agreement dated as of March 13, 2015